Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended March
				Weather
				Adjusted
As Reported (See Notes)	2012	2011	Change	Change
Kilowatt-Hour Sales-
Total Sales	41,524	44,805	-7.3%

Total Retail Sales-	36,258	38,220	-5.1%	0.4%
Residential	11,404	13,220	-13.7%	0.6%
Commercial	11,957	12,334	-3.1%	-1.3%
Industrial	12,667	12,430	1.9%	1.9%
Other	230	236	-2.9%	-2.1%

Total Wholesale Sales	5,266	6,585	-20.0%	N/A

Notes
- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-Q.